Exhibit 99.1

Company Contacts:

Charles Beck

Chief Financial Officer

503-469-4721

Charles.Beck@digimarc.com

Scott Liolios or Matt Glover

Liolios Group, Inc.

Investor Relations for Digimarc

949-574-3860

dmrc@liolios.com

FOR IMMEDIATE RELEASE

Digimarc Reports Second Quarter 2014 Financial Results

Beaverton, Ore. — July 23, 2014 — Digimarc Corporation (NASDAQ: DMRC) reported financial results for the second quarter ended June 30, 2014.

Second Quarter 2014 Results

Revenue for the second quarter of 2014 totaled $5.7 million compared to $10.5 million in the second quarter of 2013. The decrease was primarily due to the end of the scheduled minimum quarterly license fee payments from Intellectual Ventures in the second quarter of 2013 and from The Nielsen Company in the first quarter of 2014. Excluding the impact of these quarterly license fee payments, revenue was down $0.4 million or 6% for the second quarter of 2014 compared to the second quarter of 2013, primarily due to the timing of program work with the Central Banks.

Operating loss for the second quarter of 2014 was $4.5 million compared to operating income of $1.4 million in the same quarter a year-ago. The operating loss was primarily due to lower revenue and increased investment in the company’s ongoing product development and sales growth initiatives, mainly focused around Digimarc Discover and Barcode.

Net loss for the second quarter of 2014 was $2.7 million or $(0.38) per diluted share compared to net income of $0.6 million or $0.08 per diluted share in the second quarter of 2013.

At June 30, 2014, cash, cash equivalents and marketable securities totaled $27.9 million compared to $32.3 million at March 31, 2014.

Conference Call

Digimarc will hold a conference call later today (Wednesday, July 23, 2014) to discuss these results. Management will also provide an update on market conditions and execution of strategy. Chairman and CEO Bruce Davis and CFO Charles Beck will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s discussion.

The call will be broadcast live via webcast at www.digimarc.com/investors and available for replay through July 30, 2014. The webcast will be archived and available on Digimarc’s website at www.digimarc.com/investors/investor-events-and-webcasts.

For those who wish to listen to the call via telephone, please dial the telephone number below at least five minutes prior to the scheduled start time:

Number: 866 562-9934

Conference ID: 27179678

If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Beaverton, Oregon, is a leading innovator and provider of enabling technologies that create digital identities for all forms of media and many everyday objects. The embedded Digimarc IDs are imperceptible to humans, but not to computers, networks and devices like mobile phones, which can now use cameras and microphones as sensory inputs to “see, hear and understand” the world around them within the context of their environment. Digimarc has built an extensive intellectual property portfolio with patents in digital watermarking, content identification and management, media and object discovery to enable ubiquitous computing, and related technologies. Digimarc develops solutions, licenses its intellectual property, and provides development services to business partners across a range of industries. For more information, visit www.digimarc.com.

Forward-looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements and any related inferences regarding timing of program work with the Central Banks and increased investments in ongoing product development and sales growth initiatives, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results are set forth in the company’s Form 10-K for the year ended December 31, 2013 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three-Month Information		Six-Month Information
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Revenue:
Service	$2,716	$3,022	$5,704	$5,951
Subscription	1,496	1,433	2,908	2,817
License	1,451	6,015	4,256	11,945

Total revenue	5,663	10,470	12,868	20,713

Cost of revenue:
Service	1,169	1,432	2,583	2,835
Subscription	699	588	1,348	1,223
License	84	100	167	196

Total cost of revenue	1,952	2,120	4,098	4,254

Gross profit:
Service	1,547	1,590	3,121	3,116
Subscription	797	845	1,560	1,594
License	1,367	5,915	4,089	11,749

Total gross profit	3,711	8,350	8,770	16,459

Gross margin:
Service	57%	53%	55%	52%
Subscription	53%	59%	54%	57%
License	94%	98%	96%	98%
Percentage of gross profit to total revenue	66%	80%	68%	79%

Operating expenses:
Sales and marketing	2,052	1,563	3,931	2,840
Research, development and engineering	3,404	2,822	6,950	5,547
General and administrative	2,326	2,348	4,747	4,534
Intellectual property	387	261	921	538

Total operating expenses	8,169	6,994	16,549	13,459

Operating income (loss)	(4,458)	1,356	(7,779)	3,000
Other income, net	21	19	48	48

Income (loss) before income taxes	(4,437)	1,375	(7,731)	3,048

(Provision) benefit for income taxes	1,757	(773)	3,065	(1,475)

Net income (loss)	$(2,680)	$602	$(4,666)	$1,573

Earnings (loss) per common share:
Earnings (loss) per common share - basic	$(0.38)	$0.08	$(0.68)	$0.22
Earnings (loss) per common share - diluted	$(0.38)	$0.08	$(0.68)	$0.21
Weighted average common shares outstanding - basic	7,113	6,850	7,057	6,844
Weighted average common shares outstanding - diluted	7,113	7,090	7,057	7,078

Cash dividends declared per common share:	$0.11	$0.11	$0.22	$0.22

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Six-Month Information
	June 30, 2014	June 30, 2013
Cash flows from operating activities:
Net income (loss)	$(4,666)	$1,573
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	459	320
Amortization and write-off of intangibles	606	602
Change in allowance for doubtful accounts	(17)	—
Gain on reversal of contingent merger consideration	—	(190)
Stock-based compensation	2,631	2,169
Deferred income taxes	(1,621)	1,406
Changes in operating assets and liabilities:
Trade accounts receivable, net	2,164	(303)
Other current assets	(1,412)	(271)
Other assets	84	(46)
Accounts payable and other accrued liabilities	(124)	228
Income taxes payable	(167)	24
Deferred revenue	(1,984)	637

Net cash provided by (used in) operating activities	(4,047)	6,149

Cash flows from investing activities:
Purchase of property and equipment	(579)	(275)
Capitalized patent costs	(561)	(506)
Maturity of marketable securities	32,376	35,474
Purchase of marketable securities	(25,810)	(37,060)

Net cash provided by (used in) investing activities	5,426	(2,367)

Cash flows from financing activities:
Issuance of common stock	1,176	—
Purchase of common stock	(1,440)	(742)
Cash dividends paid	(1,654)	(1,601)

Net cash used in financing activities	(1,918)	(2,343)

Net increase (decrease) in cash and cash equivalents (1)	$(539)	$1,439

Cash, cash equivalents and marketable securities at beginning of period	34,964	39,056
Cash, cash equivalents and marketable securities at end of period	27,859	42,081

(1) Net increase (decrease) in cash, cash equivalents and marketable securities	$(7,105)	$3,025

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents (2)	$3,272	$3,811
Marketable securities (2)	20,843	25,851
Trade accounts receivable, net	3,691	5,838
Other current assets	3,089	1,658

Total current assets	30,895	37,158
Marketable securities (2)	3,744	5,302
Property and equipment, net	2,658	2,395
Intangibles, net	6,750	6,709
Goodwill	1,114	1,114
Deferred tax assets, net	4,942	3,949
Other assets	486	570

Total assets	$50,589	$57,197

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$1,653	$1,560
Deferred revenue	2,210	4,218

Total current liabilities	3,863	5,778
Deferred rent and other long-term liabilities	278	496

Total liabilities	4,141	6,274

Commitments and contingencies

Shareholders’ equity:
Preferred stock	50	50
Common stock	8	7
Additional paid-in capital	43,342	41,498
Retained earnings	3,048	9,368

Total shareholders’ equity	46,448	50,923

Total liabilities and shareholders’ equity	$50,589	$57,197

(2)	Aggregate cash, cash equivalents, short- and long-term marketable securities was $27,859 and $34,964 at June 30, 2014 and December 31, 2013, respectively.

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